Exhibit 10.2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into as of December 9th, 2010 (“Signing Date”) by and between Novavax Inc., having its principal place of business at 9920 Belward Campus Drive, Rockville, MD  20850, USA (“NOVAVAX”) and LG Life Sciences, Ltd., having its principal place of business at LG Gwanghwamun Bldg., 92 Sinmunno 2-ga, Jongno-gu, Seoul, Republic of Korea (“LGLS”).  NOVAVAX and LGLS may each be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, NOVAVAX has invented proprietary seasonal and pandemic influenza vaccines based on NOVAVAX’s proprietary virus-like particle vaccine (VLP) baculovirus, insect cell expression and manufacturing system ;

WHEREAS, NOVAVAX has been diligently developing such vaccines for regulatory approval and reasonably expects to obtain regulatory approval in the United States by the end of year [* * *];

WHEREAS, LGLS is prepared to diligently build a Korean manufacturing facility to develop such vaccines for regulatory approval and reasonably expects to obtain regulatory approval in the Republic of Korea within [* * *] after Novavax obtains regulatory approval in the United States; and

WHEREAS, LGLS wishes to obtain a license to such vaccines and related intellectual property in certain countries, and NOVAVAX wishes to grant LGLS such license, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.      DEFINITIONS.

The initial capitalized terms used in this Agreement and not defined elsewhere herein shall have the meanings set forth in this Article 1.

1.1
“Affiliate” means any Person which controls, is controlled by or is under common control with another Person.  A Person shall be regarded as in control of another Person if it owns or directly or indirectly controls more than 50% of the voting securities or other ownership interest of the other Person, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Person.

1.2	“Annual Seed Stock” means [* * *]. Seed Stock is intended for use as the infectious agent that produces the virus-like particles (“VLPs”) and the accompanying reagents.

1.3	“CDC” has the meaning specified in the definition of “Improvements” under Section 1.15.

1/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

1.4
“CEO” means the Chief Executive Officer of NOVAVAX (or an executive of NOVAVAX designated by such Chief Executive Officer) and the Chief Executive Officer of LGLS (or an executive of LGLS designated by such Chief Executive Officer).

1.5
“Change of Control” means, with respect to any Party, (a) the sale of all or substantially all of the assets of such Party, (b) the merger or consolidation of such Party with or into any other Person where the shareholders of such Party fail to own fifty per cent (50%) or more of the voting power of the surviving entity, (c) the sale (whether through one sale or multiple sales to a single person or group of related persons during any period of time after the date hereof) by the shareholders of such Party (as of the Signing Date) of an aggregate of fifty percent (50%) or more of the capital stock (by voting power) of such Party owned by such stockholders in the aggregate (as of the Signing Date), or (d) any other transaction which results in a Party becoming an Affiliate controlled by, or under common control with, a third party.  Either Party shall promptly notify the other if it undergoes a Change of Control.

1.6	“Cover” means use, manufacture, offer for sale, sale, import or export of a product, process, good, or service that infringes a valid and issued claim under a Patent absent a license.

1.7	“Disclosing Party” means a Party hereto that discloses its Proprietary Information to the other Party hereto.

1.8	“Effective Date” means the date that this Agreement becomes effective in accordance with Section 12.1.

1.9	“Escrow Agreement” shall have the meaning set forth in Section 5.3(d).

1.10	“Exclusive Territory” means the Republic of Korea.

1.11
“Expression System Technology” means any and all information and materials relating to the NOVAVAX’s recombinant baculovirus expression vector system and methods for the introduction and expression of heterologous genes in cultured insect cells using the recombinant baculovirus expression vector system.

1.12	“FDA” means the U.S. Food and Drug Administration or any successor agency thereto, or any equivalent drug regulatory authority in any other country, as applicable.

1.13
“Field of Use” means the prevention of infection and/or disease in humans caused by any type, subtype or strain of influenza virus, including, without limitation, human, swine and avian influenza virus, in all age groups and health conditions, including, without limitation, any seasonal or pandemic application.

1.14
“Governmental Authority” means any legislative, executive or judicial unit of any  governmental authority or instrumentality (international, national, federal, state, provincial, or municipal, in any country or other jurisdiction), or any department, agency, board, bureau, commission, official or other regulatory, administrative or judicial authority thereof, including any administrative or regulatory agency or commission, and any court or arbitration tribunal, in each instance having legal jurisdiction over the subject matter before it.

1.15
“Improvements” means any modifications to a Product or Products that are developed, licensed, held, owned or otherwise controlled by or on behalf of either Party, including but not limited to changes: to any excipient; arising from a change in manufacturing process; in dosage; by substitution of one or more seasonal influenza HAs and/or NAs as designated by the U.S. Center for Disease Control (CDC) or by the corresponding authority in a country in the Territory; associated with another active ingredient, antigen or adjuvant; and associated with the reformulation of a Product, including without limitation by the addition of preservatives and controlled or extended release or other formulation technology.

2/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

1.16	“Milestone Payment” shall have the meaning set forth in Section 6.2.

1.17	“Net Sales” means, [* * *]

1.18	“New Flu Product” means any influenza vaccine product other than the Products or Improvements thereto.

1.19	“Non-Exclusive Territory” means the countries as set forth in Schedule C attached hereto

[* * *].

1.20	“NOVAVAX Patent Rights” means all Patent Rights related to a Product owned, licensed, held or otherwise controlled by or on behalf of NOVAVAX before, on or after the Signing Date. [* * *]

1.21	“NOVAVAX Proprietary Rights” means any and all Proprietary Rights related to a Product owned, licensed, held or otherwise controlled by or on behalf of NOVAVAX before, on or after the Signing Date.

1.22	“Pandemic Product” means the pandemic influenza vaccine products comprised of VLPs and consisting of the Proteins.

1.23
“Patent Rights” means (i) issued patents and any extensions, supplemental protection certificates, registrations, confirmations, substitutions, reissues, refilings, continued prosecution applications, reexaminations, renewals, revalidations, revisions, and additions thereof, inventor’s certificates, pediatric data package exclusivity extensions, and utility model filings; (ii) all provisional and non-provisional patent applications; (iii) all continuation, divisional, or continuation-in-part applications that claim priority from any of the foregoing; and (iv) all counterparts to any of the forgoing in any jurisdiction and all documentation associated therewith.

1.24
“Person” means any individual, corporation, partnership, limited liability company, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any Governmental Authority.

1.25
“Phase III Clinical Trial” means one or more clinical trials on sufficient number of patients, which trial(s) are designated as a “Phase III Clinical Trial” in any submission to the FDA and designed to (i) establish that a drug is safe and efficacious for its intended use, (ii) define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed and (iii) support the Regulatory Approval of such drug for the proposed therapeutic indication.

1.26	“Product(s)” means the Seasonal Product and the Pandemic Product.

1.27
“Product Specifications” shall be the specifications for the Products as described in the U.S. Regulatory Approval of the Products; provided, however, that prior to NOVAVAX obtaining the U.S. Regulatory Approval of the Products, the Product Specifications shall mean the most current specifications of the Product in NOVAVAX’s filings with the U.S. FDA or Biologics License Application as updated by NOVAVAX from time to time, as applicable.

1.28
“Proprietary Information” of a Disclosing Party shall mean any and all confidential,  proprietary, technical, commercial, scientific, financial and other information, know-how and materials relating to (a) the Patent Rights, the Products, and the Technology disclosed or otherwise made available or known to the Receiving Party whether or not before, on or after the Signing Date, including but not limited, to regulatory dossiers, preclinical data, non-clinical data, clinical trials materials, clinical data, clinical specimens, adverse event records, study protocols, Regulatory Approval data and strategies, information about safety, efficacy or effectiveness of any Product, information about toxicology, pharmacology, and analytical methodologies, the properties, composition, structure, manufacture or processing of any Product, formulas, processes, ideas, inventions (whether patentable or not), schematics, trade secrets, customer and product development plans and forecasts; and (b) the contents of this Agreement and the terms and conditions of the transactions contemplated hereby.

3/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

1.29
“Proprietary Rights” of a Party shall mean the Patent Rights, the Proprietary Information and the Technology owned, licensed, held or controlled by or on behalf of such Party before, on or after the Effective Date.

1.30	“Proteins” has the meaning set forth in Section 1.2.

1.31	“Receiving Party” shall mean a Party hereto that receives Proprietary Information of the other Party hereto.

1.32
“Regulatory Approval” means any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations, including marketing approvals and authorizations, required by relevant Governmental Authorities for the development, manufacture, packaging, storage, distribution, marketing, promotion, use, offer for sale, sale, export and import of a Product.

1.33	“Royalties” shall have the meaning set forth in Section 6.4.

1.34	“Seasonal Product” means the seasonal influenza vaccine product comprised of VLPs and consisting of Proteins.

1.35	“Technology” means any and all information and materials relating to the manufacture of the Products, or either of them[* * *].

1.36	“Technology Transfer” shall mean the transfer and provision of any and all Technology and NOVAVAX Proprietary Information to LGLS by NOVAVAX under Sections 3.1 and 3.2.

1.37	“Territory” means the Exclusive Territory and the Non-Exclusive Territory.

1.38	[* * *]

2.	LICENSES

2.1
NOVAVAX hereby grants to LGLS an irrevocable, exclusive license under all NOVAVAX Proprietary Rights, to research, develop, make, distribute, promote, market, use, register, offer to sell, sell, export and import the Products and all Improvements thereto in the Exclusive Territory in the Field of Use, and to have third parties exercise any of the foregoing rights for the benefit of LGLS.

In addition, NOVAVAX hereby grants to LGLS an irrevocable, non-exclusive license under all NOVAVAX Proprietary Rights, to research, develop, make, have made, distribute, promote, market, use, register, offer to sell, sell, export and import the Products and all Improvements thereto in the Non-Exclusive Territory in the Field of Use, and to have third parties exercise any of the foregoing rights for the benefit of LGLS. [* * *]

4/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

2.2	LGLS shall have the right to use any trademark(s) of its choice for the Products in the Territory. LGLS will notify NOVAVAX of such trademarks used in the Territory.

2.3	Except as expressly provided under this Agreement, nothing in this Agreement shall be deemed to grant LGLS any right to any NOVAVAX Proprietary Rights.

2.4
NOVAVAX shall not, either directly or indirectly, research, develop, make, have made, distribute, promote, market, sell, offer for sale, import, export and/or use the Products (alone or in combination with other products) or any New Flu Products in the Exclusive Territory.

LGLS shall not, either directly or indirectly, research, develop, make, have made, distribute, promote, market, sell, offer for sale, import, export and/or use the Products outside the Territory.

In addition, LGLS shall not, either directly or indirectly, distribute, promote, market, sell, or offer for sale any New Flu Products in the Exclusive Territory [* * *].

2.5
Notwithstanding Section 2.4 above, in the event that NOVAVAX wishes to research, develop, make, have made, distribute, promote, market, sell, offer for sale, import, export and/or use a New Flu Product in the Exclusive Territory, it shall offer to LGLS a right of first refusal whereby NOVAVAX will first offer such New Flu Product to LGLS, by written notice to LGLS.  Such notice shall set forth in detail the terms of such offer, including financial terms.

LGLS shall evaluate the information provided by NOVAVAX and communicate its decision in writing to NOVAVAX within [* * *] from the receipt of such information from NOVAVAX, and the Parties shall thereafter negotiate in good faith the terms and conditions with respect to such New Product.  In case LGLS decides it is not interested in such New Product, then NOVAVAX may be free to research, develop, make, have made, distribute, promote, market, sell, offer for sale, import, export and/or use such New Flu Product in the Exclusive Territory; provided, however, that NOVAVAX shall not offer to any such third party any terms and conditions more favorable than those offered to LGLS. [* * *]

3.	MANUFACTURING AND TRANSFER OF TECHNOLOGY

3.1	NOVAVAX shall provide to LGLS any and all information and materials related to the manufacture of the Products as listed in Schedule B by no later than [* * *].

3.2	In addition, NOVAVAX shall complete the Technology Transfer to LGLS by no later than

[* * *].  For purposes of this Section 3.2, Technology Transfer shall be deemed completed if LGLS is able to manufacture the Products at its manufacturing site with the same productivity, quality and other specifications as specified in the Product Specifications.

3.3	[* * *]

3.4
In addition, NOVAVAX shall timely provide to LGLS all NOVAVAX Proprietary Rights and any and all other information and assistance related to the manufacture of the Products as reasonably required by LGLS, including without limitation updates and Improvements to NOVAVAX Proprietary Rights.

4.	PROJECT MANAGEMENT TEAM

4.1
Each Party shall appoint two individuals to form a team (“Project Management Team”) to discuss, review, oversee and manage the Technology Transfer, LGLS’s manufacture and qualification of Product samples, the supply of clinical samples of the Product by NOVAVAX for the pre-clinical trials and clinical trials before the Phase III Clinical Trial in the Exclusive Territory, and the Regulatory Approval of the Products in the U.S. and the Territory by NOVAVAX and LGLS respectively (“Project”).

5/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

4.2
The Project Management Team will meet at least [* * *] during the term of this Agreement in person or by video- or teleconference, as the Project Management Team members may agree from time to time.  In case the meeting is held in person, the Project Management Team shall rotate between NOVAVAX’s principal place of business and LGLS’ principal place of business, or at such other locations as are mutually agreed.

4.3
Either Party may also convene special meetings of the Project Management Team for the purpose of resolving disputes or for any other special events by providing at least [* * *] prior written notice to the other Party.

4.4
Each Party shall cause its representatives to attend the meetings of the Project Management Team.  If a representative of a Party is unable to attend a meeting, such Party may designate an alternate employee representative to attend such meeting in place of the absent representative.  In addition, each Party may, at its discretion, invite additional employees and, with the consent of the other Party, consultants or scientific advisors to attend the meetings of the meeting.

4.5
The Project Management Team will exchange (in written and/or electronic form) and discuss on a good faith basis any and all information and data generated or acquired by each of them in connection with the Project and use good faith and reasonable efforts to determine any decisions or activities to be undertaken with regard to the Project by consensus.  [* * *]

4.6	Each Party may, in its sole discretion, replace any of its members of the Project Management Team upon prior written notice to the other Party.

5.	REGULATORY APPROVAL & CLINICAL TRIALS

5.1	Regulatory Approval by NOVAVAX.

(a)
NOVAVAX, at its own cost and expense, shall be solely responsible for conducting and completing the clinical trials for the Products in the U.S. NOVAVAX shall initiate the Phase III Clinical Trial for the Seasonal Products by [* * *].

(b)	NOVAVAX, at its own cost and expense, shall be solely responsible for obtaining and maintaining U.S. Regulatory Approvals for the Products. [* * *]

For purposes of this Agreement, “U.S. Regulatory Approval” shall mean Regulatory Approval in the United States [* * *].

(c)
NOVAVAX shall disclose and provide to LGLS, and thereafter timely update, any and all information, data and materials related to clinical trials and U.S. Regulatory Approval of the Products which shall include but is not limited to the master virus bank, working virus bank, any and all plasmids related to the production of the working virus bank and host cells, any and all clinical data, registration dossiers, progress and results, communications, memoranda, reports and correspondence exchanged or relating to or any meetings held between applicable Governmental Authorities (including without limitation FDA and any advisory committee thereto) and NOVAVAX, and communications, memoranda, reports, and correspondence relating to any of the foregoing and any meeting held between applicable consultants and NOVAVAX. Any translation and related fees and expenses shall be borne by LGLS.

6/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

(d)	[* * *]

5.2	Regulatory Approval by LGLS.

(a)
Subject to Section 5.1 above, LGLS, at its own cost and expense, shall be solely responsible for obtaining and maintaining the Regulatory Approval for the Products in the Exclusive Territory.  LGLS shall use its best efforts to obtain the Regulatory Approval for the Seasonal Product in the Exclusive Territory within [* * *] from the date NOVAVAX obtains the Regulatory Approval of the Products in the United States.

(b)
The costs and expenses for conducting clinical trials as required to obtain the Regulatory Approvals of Products in the Non-Exclusive Territory shall be borne by LGLS.  In the event NOVAVAX or any licensee of NOVAVAX, other than LGLS, seeks Regulatory Approval of a Product in a country in the Non-Exclusive Territory within [* * *] of LGLS seeking Regulatory Approval, [* * *].

(c)
LGLS shall disclose and provide to NOVAVAX any information regarding the Regulatory Approval in the Territory as reasonably requested by NOVAVAX to submit to the U.S. FDA. Any translation and related fees and expenses shall be borne by NOVAVAX.

5.3	Additional Obligations of NOVAVAX

(a)
NOVAVAX, at its own expense (subject to Section Error! Reference source not found.) shall cooperate with LGLS to provide all reasonable assistance and take all actions reasonably requested by LGLS that are necessary or desirable to enable LGLS to obtain and maintain Regulatory Approvals and to comply with any and all laws applicable to the Products in the Territory.

(b)
NOVAVAX shall use its best efforts to obtain a contract from the U.S. Department of Health and Human Services, Biomedical Advanced Research and Development Authority, for the development, manufacture and commercialization of the Products.  NOVAVAX shall continue to inform LGLS of the progress and results related thereto.

(c)
NOVAVAX shall supply to LGLS, [* * *] all of LGLS’s requirements of the clinical samples of the Products for LGLS to conduct preclinical and clinical trials and obtain the Regulatory Approvals in the Territory. All such Products shall conform to the Product Specifications in effect on the date of delivery thereof to LGLS.  Promptly after the Signing Date, the Parties shall negotiate in good faith and agree on a separate supply agreement governing the supply and purchase of the clinical samples hereunder.

(d)
NOVAVAX shall timely supply Annual Seed Stock [* * *] and LGLS will acquire such Annual Seed Stock from NOVAVAX. LGLS shall use the Annual Seed Stock supplied by NOVAVAX solely to manufacture Products in accordance with this Agreement. NOVAVAX shall determine the Annual Seed Stock based on its analysis of the anticipated influenza strains as identified by WHO (World Health Organization). Promptly after the Signing Date, the Parties shall negotiate in good faith and use their commercially reasonable efforts to agree on a separate supply agreement setting forth the terms and conditions on which NOVAVAX will supply Annual Seed Stock to LGLS.

(e)	[* * *]

7/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

6.	UPFRONT FEE; MILESTONES; ROYALTIES; AUDIT

6.1
Subject to the occurrence of the Effective Date and in consideration of NOVAVAX’s grant of the license to LGLS under Article 2 and the performance of NOVAVAX’s obligations under this Agreement, LGLS shall pay NOVAVAX an upfront fee in the amount of [* * *].  The upfront fee shall be paid by wire transfer to NOVAVAX within [* * *] after the Effective Date.

6.2
Subject to the occurrence of the Effective Date, LGLS shall pay to NOVAVAX each of the following payments, by wire transfer within [* * *] after NOVAVAX meets each of the following milestones (each a “Milestone Payment”): [* * *]

6.3	[* * *]

6.4
Subject to the occurrence of the Effective Date, during the term of the Agreement, LGLS shall pay NOVAVAX a royalty equal to [* * *] of Net Sales (the “Royalties”); provided, however, that (i) if NOVAVAX does not receive U.S. Regulatory Approval for a Seasonal Product by [* * *], then the Royalties shall reduce to [* * *] of Net Sales, (ii) if NOVAVAX does not receive U.S. Regulatory Approval for a Seasonal Product by [* * *], then the Royalties shall reduce to [* * *] of Net Sales, and (iii) if NOVAVAX does not receive U.S. Regulatory Approval for a Seasonal Product by [* * *], then the Royalties shall reduce to [* * *] of Net Sales.

6.5
To the extent that any withholding tax is required to be deducted from the payment of any payments made by LGLS to NOVAVAX under this Article 6, then LGLS will (i) deduct such taxes from the remitting payment, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to NOVAVAX, such as receipt by the taxing authority or other documentary evidence for any such taxes paid, that are reasonably necessary for NOVAVAX to claim any foreign tax credit from such taxes.

6.6
The Royalties shall be paid within [* * *] of the end of each calendar quarter with respect to the Net Sales occurring in that quarter.  Subject to Section 6.8 below, the Royalties shall be paid by LGLS in U.S. dollars.  Each payment of the Royalties shall be accompanied by a report, setting forth, in reasonable detail, the Net Sales made for the applicable quarter and LGLS’s calculation of the Royalties paid.

6.7
In case, in the written opinion of LGLS’s independent patent counsel, any third party license or licenses are necessary for LGLS to exercise its rights hereunder in one or more countries of the Territory, then LGLS may obtain such license under reasonable terms and conditions, LGLS may deduct any royalty due to such third party licensor(s) from any Royalties owed to NOVAVAX from such countries of the Territory hereunder with the understanding that the Royalties owed to NOVAVAX shall not be less than NOVAVAX’s royalty obligations to Wyeth under the Wyeth License, as in effect on the date hereof.

6.8
With respect to the Net Sales invoiced or expenses incurred in U.S. dollars, the Net Sales or expense amounts and the amounts due to LGLS hereunder shall be expressed in U.S. dollars.  With respect to the Net Sales invoiced or expenses incurred in a currency other than U.S. dollars, the Net Sales or expense shall be expressed in the domestic currency, together with the U.S. dollar equivalent, calculated using the closing exchange rate on the last day of the calendar quarter during which such Net Sales occurred, as published by THE FINANCIAL TIMES or any other publication as agreed to in writing by the Parties. If at any time legal restrictions in any jurisdiction in any Territory prevent the prompt remittance of any payments with respect to sales in that jurisdiction, the paying Party shall have the right and option to make such payments by depositing the amount thereof in local currency to the receiving Party’s account in a bank or depository in such jurisdiction.

8/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

6.9	Except as expressly provided under this Article 6, LGLS shall not be responsible for and NOVAVAX shall not be entitled to any other fees, payments or amounts whatsoever.

7.	AUDITS

7.1
LGLS shall keep and maintain detailed and accurate books and records with regard to the Net Sales, the Royalties, and the calculation thereof.  LGLS shall retain all such books and records for at least [* * *] following the end of the reporting period to which they relate.

7.2
NOVAVAX shall, at its sole cost and expense except as provided herein, have the right to engage an international accounting firm mutually acceptable to the Parties to review and audit such books and records and/or compliance with Article 7 no more than once a year, during normal business hours upon reasonable written notice to LGLS.  In the event of any underpayment of the Royalties, LGLS shall promptly pay such additional Royalties that would have been payable to NOVAVAX hereunder, and if the result of any such review and audit indicates the amount of any such underpayment is [* * *] or more for the period under review and audit, then the reasonable cost of such review and audit shall be borne by LGLS.

8.	REPRESENTATIONS AND WARRANTIES

8.1	NOVAVAX hereby represents and warrants as follows:

(a)       NOVAVAX is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation.  NOVAVAX has all necessary corporate power and authority to enter into this Agreement and perform its obligations hereunder.  Except as otherwise provided herein, the execution, delivery and performance of its obligations under this Agreement by NOVAVAX have been duly authorized and do not conflict with or contravene the certificate of incorporation or by-laws of NOVAVAX, nor will the execution, delivery or performance of this Agreement contravene, conflict with or result in a breach of, or entitle any Party thereto to terminate, any agreement or instrument to which NOVAVAX is a party.  This Agreement has been duly authorized, executed and delivered by NOVAVAX and constitutes a legal, valid and binding agreement of NOVAVAX, enforceable against NOVAVAX in accordance with its terms.

(b)       The execution, delivery and performance of this Agreement by NOVAVAX do not require any consent of or notice to any person or third party including Wyeth Holdings Corporation.

(c)        The execution, delivery and performance of this Agreement by NOVAVAX will not cause NOVAVAX to violate, any judgment, decision, order or applicable laws, rules or regulations.

(d)       NOVAVAX is not in violation, default or breach of any agreement, license, contract, indenture, note or other instrument to which NOVAVAX is bound or by which NOVAVAX’s assets, properties or intellectual properties are bound that, in any way, adversely affects NOVAVAX’s ability to grant the license to LGLS and to perform its obligations hereunder.

9/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

(e)       The execution, delivery and performance of this Agreement by NOVAVAX will not create any claim, liability, mortgage, lien, pledge, condition, charge or encumbrance whatsoever upon NOVAVAX or any of its assets, properties or intellectual properties.

(f)       All NOVAVAX Patent Rights that Cover the Products are listed on Schedule A, and NOVAVAX shall promptly update Schedule A from time to time, by written notice to LGLS, to add any NOVAVAX Patent Rights necessary for this representation and warranty to remain true and correct after the Signing Date.

(g)       To NOVAVAX’s actual knowledge after diligent inquiry, there is no relevant or material prior art for any of the NOVAVAX Patent Rights which NOVAVAX is obliged to disclose to the United States Patent and Trademark Office (“USPTO”) other than what has been cited to the USPTO during prosecution of the relevant NOVAVAX Patent Rights.

(h)       NOVAVAX solely controls, by ownership, license, acquisition or otherwise, any and all right, title and interest in and to NOVAVAX Proprietary Rights and has the sole right to grant the license to LGLS under this Agreement and perform all of its obligations under this Agreement.

(i)       There are no events, pledges, restrictions, security interests, charges, liens, encumbrances, changes or other conditions of any character to NOVAVAX or any of its business, plans, assets, intellectual property, liabilities, operations, properties, prospects, financial condition or results of operations that may in any way adversely affect NOVAVAX’s ability to grant the license to LGLS hereunder, or to perform NOVAVAX’s obligations under this Agreement.

(j)       The NOVAVAX Proprietary Rights constitute all intellectual property rights necessary for LGLS to exercise its rights under this Agreement. No third party has any right, title or interest in or to any NOVAVAX Proprietary Rights in the Territory.  There have been no claims made against NOVAVAX, or, to the best of NOVAVAX’s knowledge, threatened, asserting the invalidity or unenforceability of, or the misuse or misappropriation of NOVAVAX Proprietary Rights.  NOVAVAX has not received any notice or is otherwise aware that the NOVAVAX Proprietary Rights, or the research, development, making, use, marketing, sale, import or export of any Product, conflict with or infringe upon the rights of third parties.

(k)       There are no events, procedures, actions, suits, investigations or claims pending or threatened against NOVAVAX, its Affiliates, or any of their respective directors, officers, representatives or employees that may adversely affect the execution, delivery or performance of this Agreement.

(l)       There are no pending or threatened insolvency or bankruptcy related proceedings or actions by or against NOVAVAX.

(m)       Any and all NOVAVAX Proprietary Information and Technology provided by NOVAVAX to LGLS hereunder shall not contain any false, inaccurate or misleading information.

In addition, NOVAVAX represents and warrants the continued correctness and completeness of representations and warranties set forth in this Section 8.1.

8.2	LGLS hereby represents and warrants as follows:

(a)       LGLS is a corporation duly organized and in good standing under the under the laws of the Republic of Korea.  LGLS has all necessary power and authority to enter into this Agreement and perform its obligations hereunder. Except as otherwise provided herein, the execution, delivery and performance of its obligations under this Agreement by LGLS have been duly authorized and do not conflict with or contravene the certificate of incorporation or by-laws or other organizational documents of LGLS, nor will the execution, delivery or performance of this Agreement contravene, conflict with or result in a breach of, or entitle any third party thereto to terminate, any agreement or instrument to which LGLS is a party.  This Agreement has been duly authorized, executed and delivered by LGLS and constitutes a legal, valid and binding agreement of LGLS, enforceable against LGLS in accordance with its terms.

10/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

(b)       The execution, delivery and performance of this Agreement by LGLS will not cause LGLS to violate, any judgment, decision, order or applicable laws, rules or regulations.

(c)       There are no pending or threatened insolvency or bankruptcy related proceedings or actions by or against LGLS.

(d)       In addition, LGLS represents and warrants the continued correctness and completeness of representations and warranties set forth in this Section 8.2.

9.	CONFIDENTIALITY.

9.1
The Receiving Party agrees (i) to hold the Disclosing Party’s Proprietary Information in confidence and to take all reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials), (ii) not to divulge any such Proprietary Information to any third person, and (iii) not to make any use whatsoever at any time of such Proprietary Information, except for the purposes of this Agreement.  Any employee or consultant given access to any such Proprietary Information must have a legitimate “need to know.” Each Party’s obligations under this Section 9.1 shall continue for [* * *] from any termination or expiration of this Agreement.

9.2
The Disclosing Party agrees that Section 9.1 shall not apply with respect to information which the Receiving Party can establish with competent written proof (i) is, at the time of disclosure to the Receiving Party, in the public domain, or through no fault of the Receiving Party enters the public domain, or (ii) was rightfully in the Receiving Party’s possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to it by another person without restriction, or (iv) was independently developed by it by persons without access to such information and without use of any Proprietary Information of the Disclosing Party.  In the event that a Receiving Party is required to disclose any of the Disclosing Party’s Proprietary Information by law, regulation, rule, court order or any governmental authority, the Receiving Party shall use reasonable efforts to provide notice thereof to the Disclosing Party and cooperate reasonably with the Disclosing Party in seeking additional measures to guard the confidentiality thereof.

9.3
Upon termination or expiration of the Agreement, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents, media or other items containing any such Proprietary Information and any and all copies or extracts thereof at the cost of the Disclosing Party; provided however, the Receiving Party may retain one (1) archival copy of the Proprietary Information at a secure location for archival purposes only.

9.4
The Receiving Party acknowledges and agrees that there may be no adequate remedy at law for any breach of its obligations hereunder to the Disclosing Party, resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief (without the posting of any bond) in addition to whatever remedies it might have at law.

11/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

10.	INTELLECTUAL PROPERTY

10.1
NOVAVAX shall, at its sole cost and expense, be responsible for the prosecution and maintenance of all NOVAVAX Patent Rights throughout the world including the Territory.  NOVAVAX shall inform and update LGLS of its prosecution and maintenance progress, results or any information related to the Territory.

10.2
NOVAVAX shall timely inform in writing any updates or changes to the NOVAVAX Patent Rights in the Territory and the Parties shall thereafter duly update and revise Schedule A accordingly.  If NOVAVAX at any time determined to abandon any NOVAVAX Patent Rights then NOVAVAX shall provide LGLS with reasonable notice prior thereto and LGLS may require NOVAVAX to assign to LGLS such NOVAVAX Patent Rights and LGLS shall thereafter be responsible for the prosecution and maintenance, as applicable, of such NOVAVAX Patent Rights.

10.3	Any Improvements (whether or not patentable or copyrightable) that either Party develops, controls or otherwise acquires shall be owned solely by such Party.

10.4
Notwithstanding any provision to the contrary, in case of any Improvement by NOVAVAX, such Improvement shall be deemed a Product.  For avoidance of doubt, LGLS shall have an exclusive license to such Improvement in the Exclusive Territory, and a non-exclusive license to such Improvement in the Non-Exclusive Territory.

10.5
If either Party becomes aware of any product or activity of any third party that may involve infringement or violation of any NOVAVAX Proprietary Rights in the Territory, such Party shall promptly notify the other Party in writing of such infringement or violation.  NOVAVAX shall take all actions necessary at its sole cost and expense, to enforce such NOVAVAX Proprietary Rights in the Territory, but shall discuss such actions, progress and decisions with LGLS.

10.6
If NOVAVAX does not, within ninety (90) days after receipt of such notice of infringement or violation, commence action directed toward restraining or enjoining such patent infringement, LGLS may, at its discretion and at its own cost and expense, take or not take whatever action as it deems necessary or appropriate to enforce NOVAVAX Proprietary Rights.

10.7
NOVAVAX agrees to cooperate reasonably in any such action LGLS initiates or wishes to initiate, including, without limitation, supplying essential documentary evidence and making essential witnesses then in NOVAVAX’s employment available.  As part of such cooperation, at the request of LGLS, NOVAVAX shall join any such action brought by LGLS as a party, if NOVAVAX is a necessary party thereto.

11.	INDEMNIFICATION

11.1
Each Party (the “Indemnifying Party”) shall indemnify and hold harmless the other Party and its Affiliates (the “Indemnified Party”) against any and all liabilities, losses, damages and costs, as incurred, (including reasonable attorneys’ fees, “Losses”), whether or not incurred in connection with a third party claim, arising out of or resulting from (i) any breach of any terms (including representation or warranty of the Indemnifying Party) contained in this Agreement, (ii) the failure by the Indemnifying Party to comply with any of the covenants or agreements of the Indemnifying Party contained in this Agreement, (iii) negligence, gross negligence or willful misconduct of the Indemnifying Party; except to the extent any such Losses are due to (i) any breach of any terms  contained in this Agreement by the Indemnified Party (including any representation or warranty of the Indemnified Party), (ii) the failure by the Indemnified Party to comply with any of the covenants or agreements of the Indemnified Party contained in this Agreement, or (iii) the negligence, gross negligence or willful misconduct of the Indemnified Party.

12/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

11.2
In addition, NOVAVAX shall indemnify and hold harmless LGLS and its Affiliates against any and all Losses incurred in connection with any and all third party claims arising out of or related to (i) the NOVAVAX Proprietary Rights, or (ii) any personal injury or death caused by any use of the Products, provided that such personal injury or death is directly attributable to any intrinsic property of the Annual Seed Stock, or NOVAVAX’s role in manufacturing the Annual Seed Stock.

11.3
In addition, LGLS shall indemnify and hold harmless NOVAVAX and its Affiliates against any and all Losses incurred in connection with any and all third party claims arising out of or related to any personal injury or death caused by any use of the Products, provided that such personal injury or death is directly attributable to LGLS’s failure to manufacture the Product in accordance with the applicable Regulatory Approval, this Agreement and all applicable laws and regulations.

11.4
As soon as practicable after an Indemnified Party becomes aware of a claim against it for which it intends to seek indemnification from the Indemnifying Party, the Indemnified Party shall promptly notify the Indemnifying Party of such claim, in writing (provided that the failure of an Indemnified Party to give such notice of any such claim shall not release the Indemnifying Party from its obligations under this Article 11 except to the extent the Indemnifying Party is actually prejudiced by such failure). As soon as practicable thereafter, the Indemnified Party and the Indemnifying Party shall meet to discuss how to respond to such claim. In any proceeding, the Indemnified Party shall have the right to retain its own counsel and participate in the defense of such claim, at its own cost and expense. The Indemnifying Party shall not approve the settlement or compromise of any claim for any Losses without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld of delayed, provided that any such settlement or compromise does not obligate the Indemnified Party to contribute to such settlement or compromise or admit any wrongdoing.  If the Indemnifying Party does not assume liability for a claim for which the Indemnified Party seeks indemnification, the Indemnified Party may immediately retain counsel to defend the claim and submit the matter to the dispute resolution procedures set forth in Section 16.6.  If the results of the dispute resolution procedures determine that the Indemnified Party was entitled to indemnification for such claim, then the Indemnifying Party shall immediately assume the defense of such claim and indemnify the Indemnified Party for all of the reasonable costs of the defense of such claim already incurred.

12.	EFFECTIVE DATE; TERM AND TERMINATION

12.1	This Agreement shall be and become effective on the first date that all of the following conditions precedent have been satisfied (the “Effective Date”):

(a)         Each Party’s board of directors approves the execution, delivery and performance of this Agreement by each Party respectively;

13/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

(b)         The Parties have entered into the supply agreements contemplated by Sections 5.3(c) and 5.3(d), in form and substance satisfactory to LGLS;

(c)         The Parties and an independent third-party escrow agent acceptable to LGLS shall have entered into the escrow agreement contemplated by Section 5.3(e) and the Parties have entered into any other agreements or arrangements contemplated by Section 5.3(e), in form and substance satisfactory to LGLS; and

(d)         [* * *]

Notwithstanding the foregoing, the obligations of each Party that by their express terms arise after the Signing Date and before the Effective Date shall become effective on the Signing Date.

12.2	If the Effective Date has not occurred by January 14th, 2011, then either Party may terminate this Agreement by written notice to the other.

12.3
For the Exclusive Territory, this Agreement shall be in full force and effect from the Effective Date, and unless earlier terminated in accordance with the terms hereof, shall remain in full force and effect until the later of [* * *] following the first Regulatory Approval of a Product or the date of expiration of any issued patent from application [* * *]

For the Non-Exclusive Territory, this Agreement shall be in full force and effect on a country-by-country basis and Product-by-Product basis in each country of the Non-Exclusive Territory from the Effective Date, and unless earlier terminated in accordance with the terms hereof, shall remain in full force and effect until [* * *]following the first Regulatory Approval of a Product.

12.4
If a Party breaches a material provision of this Agreement, the non-breaching Party may terminate this Agreement, as to the Product and country relating to such breach, upon forty-five (45) days’ prior written notice unless the breach is cured within the notice period, provided that if such breach requires additional time to be cured, and the breaching Party has commenced in a reasonable manner to cure such breach following receipt of such notice, then the breaching Party shall be afforded up to an additional forty-five (45) days to cure such breach..

12.5
A Party may terminate this Agreement immediately upon written notice to the other Party (i) in the event that the other Party becomes insolvent, or (ii) in the event of any pending or threatened bankruptcy action or any other insolvency proceeding against the other Party.

12.6	[* * *]

12.7
In the event that a Party, its Affiliates or any of their respective directors or officers, or any of its assets, properties or intellectual properties becomes or is likely to become the subject of any actions, suits, claims or events that may adversely affect such Party’s performance of this Agreement, the other Party may, at its discretion, terminate this Agreement upon forty five (45) days’ prior written notice to the original Party.

12.8
If LGLS does not receive Regulatory Approval for the commercial sale of a Product in the Exclusive Territory within [* * *] after NOVAVAX receives U.S. Regulatory Approval for a Seasonal Product, and after good faith discussion and trial by the Parties to resolve any issues and the Parties are unable to resolve such issues, then either party may, at its discretion, terminate this Agreement as to the Exclusive Territory, upon prior written notice to the other party on or after [* * *] after NOVAVAX receives U.S. Regulatory Approval for a Seasonal Product.

14/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

12.9
Notwithstanding any other provision to the contrary, in the event of expiration or termination of this Agreement due to a breach by NOVAVAX or in accordance with Section 12.5, LGLS shall have an exclusive, fully paid, perpetual, irrevocable right and license, under the NOVAVAX Proprietary Rights, to research, develop, make, have made, distribute, market, sell, offer to sell and use the Products in the Field of Use in the Exclusive Territory and a non-exclusive, fully paid, perpetual, irrevocable right and license, under the NOVAVAX Proprietary Rights, to research, develop, make, have made, distribute, market, sell, offer to sell and use the Products in the Field of Use in the Non-Exclusive Territory.

12.10
In the event of termination of this Agreement caused by or attributable to a breach hereof by a Party, the rights and licenses granted to each Party under this Agreement and the obligations of each Party shall cease.

12.11	Except as expressly provided herein, the termination or expiration of this Agreement shall not relieve any Party from its obligations arising prior to such expiration or termination.

Without limiting foregoing, the following provisions of this Agreement shall survive termination or expiration of this Agreement: Section 2.2 (trademarks); Sections 5.1 and 5.3 (relating to transfer of Regulatory Approval); Article 7 (audits); Article 9 (confidentiality); Section 10.1 (prosecution and maintenance of patents); Section 10.3 (improvements); Article 11 (indemnification); Section 12.9 (retained rights); Section 12.13 (remedy); Article 13 (incidental and consequential damages; Article 14 (independent contractors); Section 16.2 (governing law); Section 16.5 (entire agreement); Section 16.6 (arbitration); Section 16.9 (severability); and Section 16.11 (third party beneficiaries).

12.12	Termination is not the exclusive remedy under this Agreement and, whether or not termination is effected, all other rights and remedies at law or equity will remain available.

13.	INCIDENTAL AND CONSEQUENTIAL DAMAGES.

IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY CLAIMING THROUGH OR UNDER ANY SUCH PARTY, FOR ANY LOST PROFITS, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY LAW, AND IRRESPECTIVE OF WHETHER THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.	INDEPENDENT CONTRACTORS.

The Parties are independent contractors and not partners, joint-venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

15.	ASSIGNMENT.

Each Party’s rights and obligations under this Agreement may not be directly or indirectly assigned, delegated or transferred, in whole or in part, to a third party by assignment or other means without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the Parties, their heirs, executors, administrators, successors, and permitted assigns.

15/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

16.	MISCELLANEOUS.

16.1
Amendment and Waiver.  Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the Parties.

16.2	Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, USA, without regard to conflicts of laws provisions thereof.

16.3
Headings.  Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.  The Parties have had an equal role in the negotiation and preparation of this Agreement and, in the event of any ambiguity in this Agreement, no negative inference shall be drawn against either Party as the primary draftsperson of the Agreement and all provisions shall be construed in accordance with their fair meaning.

16.4
Notices.  Notices under this Agreement shall be sufficient if personally delivered or by facsimile or email transmission, or delivered by a recognized international courier service to a Party at its addresses set forth in the signature block below or as amended by notice pursuant to this subsection.

16.5
Entire Agreement.  This Agreement supersedes all prior or contemporaneous proposals, oral or written, all negotiations, conversations, or discussions between or among the Parties relating to the subject matter of this Agreement and all past dealing or industry custom.

16.6
Arbitration.  Any dispute, controversy or claim arising out of or in relation to this Agreement or at law, or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement of the Parties hereto, shall be finally and exclusively settled by binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce, before three (3) neutral arbitrators selected in accordance with the procedures of the International Chamber of Commerce. The place of arbitration shall be New York, New York.  The arbitrators shall not have the authority to grant any award or relief that is not permitted by the terms of this Agreement, or to vary the terms of this Agreement.  All documents and agreements relative to any such dispute shall be read, interpreted, and construed from the English versions thereof.  The award rendered shall be final and binding upon both Parties.  Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be. Unless the arbitrators determine that equity requires otherwise, the arbitrators shall award to the prevailing Party (as determined by the arbitrators) the costs of the arbitration, as well as the reasonable, out-of-pocket fees and expenses of the prevailing Party’s attorneys.  Any arbitration subject to this Section shall be completed within six (6) months from the filing of notice of a request for such arbitration, and the decision of the arbitrators shall be in written form, setting forth findings of fact and conclusions of law with the reasons for such findings and conclusions stated. The arbitration proceedings and the decision shall, except as required by applicable laws, not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other Party.  The decision of the arbitrators shall be the sole, exclusive and binding remedy of the Parties regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. The decision of the arbitrators will be final and not subject to further review, except pursuant to the United States Federal Arbitration Act.  Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement. Each Party has the right before or, if the arbitrators cannot hear the matter within an acceptable period, during the arbitration, to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction and replevin, to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.  Notwithstanding the foregoing, any dispute relating to a Party’s Patent Rights shall be submitted to a court of competent jurisdiction.

16/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

16.7
Publicity.  Neither Party shall issue any press release or make any other public announcement concerning the execution or existence of this Agreement or any of the terms hereof without the prior written consent of the other Party, which may not be unreasonably withheld or delayed.

16.8
Force Majeure.  If a Party is unable to perform its obligations or enjoy the benefits of the Agreement because of the occurrence of any contingency beyond the reasonable control of such Party, including, but not limited to, war (whether a declaration thereof is made or not), terrorism, sabotage, insurrection, rebellion, riot or other act of civil disobedience, act of a public enemy, act of any government or any agency or subdivision thereof, judicial action, general strikes, fire, accident, explosion, epidemic, quarantine, restrictions, storm, flood, earthquake, adverse weather conditions, other natural disasters, Acts of God, unless such occurrence is caused by a Party's negligent act or omission, (a “Force Majeure Event”), the Party who has been affected shall give prompt written notice to the other and shall use all commercially reasonable efforts to resume performance as soon as practicable.  Upon receipt of such notice, all obligations affected by such Force Majeure Event under this Agreement (other than any payment obligations hereunder), which shall remain in full force and effect) shall be suspended for the duration of such Force Majeure Event. Upon the termination of any Force Majeure Event, the Party affected shall be obligated to cure or remedy any failure to perform by reason of such Force Majeure Event.  If the period of nonperformance exceeds sixty (60) days from the notice, the Party whose performance has not been affected may terminate the Agreement in its entirety or on a Product-by-Product or country-by-country basis.

16.9
Severability.  If any provision of this Agreement shall be held to be invalid or unenforceable, then the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement which will remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party.  In such event, the Parties will use their respective best commercial efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

16.10
Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together will constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies, or electronic copies in PDF format, bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

17/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

16.11
No Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of either Party or by any other third party.  This Agreement is not intended to confer any rights or remedies hereunder upon and shall not be enforceable by any person other than the Parties hereto, their respective successors and permitted assigns.

[The remainder of this page has been intentionally left blank.]

18/19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

NOVAVAX, INC.	LG LIFE SCIENCES, LTD.

/s/ Rahul Singhvi	/s/ Iljae Jung
By: Rahul Singhvi, ScD Title: CEO and President	By: Dr. Iljae Jung Title: CEO and President

19/19